Exhibit 10.15

INVESTMENT MANAGEMENT AGREEMENT

To Synovus Trust Company, N.A. (“STC”) and Prime Advisors, Inc. (“Prime”) (STC and Prime collectively referred to as the “Manager”):

The undersigned (referring to all account holders jointly and severally, as trustees, corporate officers, custodians and/or any other authorized person(s) signing as or for the “Client” or “Clients” as listed on Exhibit A) hereby employs your services, according to the following terms and conditions:

1. Scope of Advisory Services. The undersigned hereby appoints STC and Prime, jointly, and STC and Prime jointly accept the appointment, to be the undersigned’s investment manager and provide discretionary investment management services as to the advisory account(s) established by the undersigned with the Manager (the “Account” whether one or more) in accordance with the terms and conditions hereinafter set forth. Throughout the term of this Agreement, Manager shall have discretion to supervise, manage, and direct the assets in the Account with power and authority as agent of the undersigned to purchase, sell, invest, reinvest, exchange, convert, and trade the assets in the Account and to place all orders for the purchase and sale of securities with or through brokers, dealers, or issuers selected by Manager or as directed by the undersigned, as the case may be, all without prior consultation with the undersigned and all at such times as the Manager deems appropriate (subject to any restrictions imposed by the undersigned in the Client Documentation, as defined in Section 2). Manager shall designate one or more principal contacts who shall be responsible for all communications hereunder, including authority to receive any directions or requests from the undersigned. STC and Prime shall be jointly responsible for all obligations of Manager hereunder.

2. Applicable Investment Guidelines. Manager will manage and select investments for the Account in accordance with the investment objectives, policies, instructions, limitations and/or designations provided or established by the undersigned in writing and delivered to Manager (the “Client Documentation”), which may be amended from time to time. Client acknowledges and agrees that it is responsible for ensuring that the investment guidelines and other directives provided to Manager are in accordance with State and Federal Insurance Laws. Manager agrees to provide analysis and recommendations to the undersigned, when reasonably requested, regarding the Investment Policies of the undersigned as provided in writing to the Manager. The undersigned represents that the Client Documentation and any other written information provided to representatives of Manager is accurate and complete, and the undersigned agrees that STC and Prime (and their agents or designees) may each rely on such information in performing their responsibilities hereunder. The undersigned acknowledges and understands that it shall be the responsibility of the undersigned to promptly advise Manager of any changes in such Client Documentation or other written information provided by the undersigned to Manager.

3. Custody of Assets. The undersigned agrees to provide to the Manager all necessary custodial information and authorization for the purposes of security clearance, Account reporting and all other custody purposes, and hereby authorizes and directs that all transactions for the Account be executed through the undersigned’s designated custodians in accordance with the written procedures provided to Manager by the undersigned or its custodians. The undersigned acknowledges and understands that only the Account’s custodians will have possession or custody with respect to the assets held in the Account. All transactions authorized by this Agreement shall be consummated by payment to or delivery by the undersigned or its custodians (which may be such persons, firms or corporations as the undersigned may designate in writing), of all cash and/or securities due to or from the Account. Instructions of Manager to the undersigned or its custodians with respect to investments shall be made in writing (which shall include without limitation any reliable electronic form of instruction) or orally and confirmed in writing as soon as practicable thereafter, and Manager shall instruct all brokers executing orders on behalf of the Account to forward to the undersigned or its custodians copies of notices of all transactions promptly after execution. No Custodian shall be authorized to withdraw funds from the Account to pay all or any portion of a Fee (as defined in Section 13 of this Agreement) to Manager without prior written instruction from the undersigned to do so.

4. Allocation of Brokerage. Where Manager places orders for the execution of portfolio transactions for the Account, Manager will obtain the best execution for orders of the Account in accordance with applicable law. Manager may also allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates as in the good faith judgment of Manager will be in the best interest of the Account, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of Manager, and the value of an ongoing relationship of Manager) without having to demonstrate that such factors are of a direct benefit to the Account.

5. Client Directed Trades. The undersigned shall be free to direct any investment held in the Account. The undersigned agrees to provide Manager with written notice of any such investment activity directed by the undersigned. Manager will use its best efforts to consider the effects on the Account’s investment portfolio and Manager’s investment advice of any investments directed by the undersigned, but Manager assumes no responsibility for any investment activity directed by the undersigned, or the effects it may have on Manager’s overall investment advice.

6. Client Representations and Acknowledgements. The undersigned represents and/or acknowledges that: (a) this Agreement does not violate any obligations by which the undersigned is otherwise bound and has been duly authorized by appropriate action and when so executed and delivered will be binding upon the undersigned in accordance with its terms; (b) the undersigned has reviewed the Client Documentation with a representative of Manager; (c) the undersigned has received Part II of Prime’s Form ADV, as filed with the Securities and Exchange Commission, and a copy of the prospectus for the Synovus Funds; (d) the undersigned has delivered to the Manager, and from time to time hereafter promptly will deliver to the Manager, in writing, all of the information which the Manager may require or reasonably request in order to perform its duties hereunder without violating or causing any violation of its fiduciary duties hereunder, or any provision of any applicable law, and promptly will notify the Manager, in writing, of any change in the information so furnished to it; and (e) the undersigned is independent of and unrelated to STC and Prime and each of their affiliates.

7. STC and Prime Representations and Acknowledgements. STC and Prime represent and/or acknowledge, as applicable, that: (a) STC and Prime are registered or exempt from registration as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940; (b) Prime has delivered Part II of its Form ADV, as filed with the Securities and Exchange Commission, and STC has delivered a copy of the prospectus for the Synovus Funds to the undersigned; (c) as required by law, STC and Prime will each respectively treat as confidential any information obtained from or about the Account, the undersigned, or any entity being represented by the undersigned, through the performance of their obligations under this Agreement; and (d) to the extent required under Illinois law, STC and Prime will make available to the Illinois Director of Insurance or his authorized designees all books, records, and documents pertaining to the Account.

8. Agency Relationship. This Agreement is an agency agreement and does not pass title to any Account assets to Manager. Manager does not assume responsibility for the payment of any obligation of the Account or of the undersigned absent written direction from the undersigned to the contrary. The Manager may execute, as agent, any declaration or certificates of ownership required under any state or federal tax law.

9. Voting of Proxies. Except as required by law or as otherwise agreed to in writing by the parties, the undersigned agrees that Manager (and not the undersigned) shall be responsible for voting all proxies solicited by issuers of securities held in the Account and shall use its discretion, as determined in the best interest of the undersigned, in the voting of any proxy.

10. Non-exclusivity. It is understood that Manager performs investment advisory services for various clients. The undersigned agrees that Manager may give advice and take action in the performance of its duties with respect to any of its other clients which may differ with respect to the Account so long as it is the policy of Manager, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients. Nothing in this Agreement shall be deemed to confer upon Manager any obligation to acquire for the Account a position in any security which STC or Prime, their respective directors, principals or employees may acquire for their own accounts or for the account of any other client, if in the sole and absolute discretion of Manager it is not, for any reason, practical or desirable to acquire a position in such security for the Account.

11. Limitation of Liability. In providing services under this Agreement, the undersigned acknowledges that except for negligence, malfeasance or violation of applicable law, neither STC, Prime, or their respective principals, directors, officers, employees or agents shall be liable for any damages, losses, expenses, or costs (including without limitation any attorneys’ fees) (collectively a “Loss”) arising out of or in connection with any acts or omissions or for any errors of judgment in managing the Account or for any Loss incurred by reason of any acts or omissions of any broker or the custodians for the Account, if other than Manager. The undersigned agrees to hold harmless and indemnify STC, Prime, and their respective principals, directors, officers, employees or agents against any Loss which Manager may incur if and to the extent such Loss is caused by the undersigned’s or its designees own actions or omissions or by any inaccuracy or breach by the undersigned of any of its representations or warranties hereunder. The undersigned understand that federal or state securities laws give rights to the undersigned that may not be waived by this Agreement. This Section 11 shall survive the termination of this Agreement.

12. Compensation. The undersigned, jointly and severally (if signing for more than one Client), agrees to pay Manager for its services rendered hereunder in accordance with the fee schedule set forth in Exhibit B (the “Fee”), which is incorporated herein and made a part of this Agreement. The allocation of Fees between STC and Prime shall be the sole responsibility of STC and Prime.

13. Account Reporting. The undersigned shall instruct the Custodian, if any, to provide Manager with such periodic reports concerning the status of the Account as Manager may reasonably request from time to time. Manager shall provide to the undersigned periodic performance and fee statements in connection with the Account. In computing the market value of any asset held in the Account, each security listed on any national securities exchange shall be valued at the last sale price on the valuation date; but listed securities not traded on such date and any unlisted security regularly traded in the over-the-counter market shall be valued at the latest available bid price reflected by quotations furnished to Manager by such source as it may deem appropriate. Any other asset shall be valued in such manner as shall be determined in good faith by Manager to reflect its fair market value. The undersigned recognizes that dividends, capital gains, transfers and sales of securities may create a taxable event unless the Account is a tax-qualified or tax-exempt account. The undersigned also acknowledges that STC and

Prime do not offer legal or tax advice and it is the separate responsibility of the undersigned to retain legal and tax professionals to the extent deemed necessary.

14. Termination, Assignment and Amendment. The undersigned acknowledges and understands that, unless otherwise agreed, this Agreement may be terminated by any party to this Agreement at any time upon ninety (90) days’ prior written notice to the other parties. No assignment (as defined in the Investment Advisers Act of 1940, as amended) of this Agreement by STC or Prime is permissible. Unless otherwise provided herein, any amendment of this Agreement shall require the written consent of each affected party.

15. Governing Law. The undersigned understands that this Agreement shall be governed by the laws of Georgia without giving effect to any conflict of laws, principle, doctrine or statute.

16. Notices. The undersigned understands that unless subsequent written notice is given, any notice, report or other written communication provided to a party shall be mailed to such party’s address as stated on the signature page of this Agreement, and that STC may forward to Prime, and Prime may forward to STC, a copy of any written communication sent by the undersigned in connection with this Agreement. All notices and other communications contemplated by this Agreement shall be deemed duly given if provided in accordance with this Section 16.

17. Severability. If any part of this Agreement is determined to be illegal, invalid, or unenforceable, then such part will be considered severed from this Agreement and the remainder of the Agreement will continue in full force and effect.

18. Manager. The undersigned acknowledges that Manager is not a separate legal entity and that STC and Prime are jointly responsible for the performance of Manager’s obligations hereunder. The use of the term “Manager” is for convenience only and is not intended to imply separate legal existence.

19. Notification Regarding Change in Ownership. Manager shall notify the undersigned in writing regarding any change in ownership of STC and/or Prime.

20. Counterparts. This Agreement may be signed and executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same signatory page of the Agreement.

21. Entire Agreement. This Agreement (and its accompanying exhibits) represents the entire agreement between the parties and expressly supercedes any prior written or oral agreement.

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AGREED TO AND EXECUTED this 20th day of February, 2004.

CLIENT(S): ■ AFFIRMATIVE INSURANCE COMPANY ■ INSURA PROPERTY AND CASUALTY INSURANCE COMPANY
By: /s/ Arthur J. Gonzales Arthur J. Gonzales Vice President, General Counsel and Secretary
MANAGER: PRIME ADVISORS, INC. /s/ JEFF JOHNSON	SYNOVUS TRUST COMPANY, N.A. /s/ R.E. NEUMANN
Acceptance CFO & COO	Acceptance REGIONAL MANAGER
Print Name & Title Address to which notices will be sent:	Print Name & Title Address to which notices will be sent:

EXHIBIT A: CLIENT LISTING

The following Clients employ Manager’s services in accordance with the terms and conditions set forth in the Agreement:

CLIENT NAME: AFFIRMATIVE INSURANCE COMPANY	ADDRESS TO WHICH NOTICES WILL BE SENT:
INSURA PROPERTY AND CASUALTY INSURANCE COMAPNY	ADDRESS TO WHICH NOTICES WILL BE SENT:

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